                                                    Registration No. 33-________

As filed with the Securities and Exchange Commission on February 12, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

             --------------------------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
             --------------------------------------------------

                          SCHERING-PLOUGH CORPORATION

             (Exact name of Registrant as specified in its charter)

         NEW JERSEY                                          22-1918501

(State or other jurisdiction of                           (I.R.S Employer
incorporation or organization)                         Identification No.)

                               ONE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (201) 822-7000

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

       ----------------------------------------------------------------

                               WILLIAM J. SILBEY
                            DIRECTOR, CORPORATE LAW
                               ONE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (201) 822-7000

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

       ----------------------------------------------------------------

                 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

                 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                        CALCULATION OF REGISTRATION FEE
       ----------------------------------------------------------------


                                             Proposed            Proposed
Title of each                                maximum             maximum
class of                Amount               offering            aggregate        Amount of
securities to           to be                price               offering         registration
registered              registered(2)        per share(3)        price(3)         fee(3)
-----------------------------------------------------------------------------------------------------
Common Shares
(par value $1.00
per share)(1)           5,200,000             $56.50             $293,800,000     $101,310.34
                          shares

-----------------------------------------------------------------------

(1)      Includes one attached Preferred Share Purchase Right per share.

(2) Plus such presently indeterminable number of shares, if any, as shall be issuable from time to time as required pursuant to the adjustment provisions of the Warrants.

(3) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and the low prices of the Common Stock as quoted on the New York Stock Exchange on February 6, 1996.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 1996
PROSPECTUS
                                5,200,000 SHARES

                          SCHERING-PLOUGH CORPORATION

                                 COMMON SHARES

                        ------------------------------

         This Prospectus relates to (i) the offering by Schering-Plough Corporation (the "Company" or "Schering-Plough") of up to 1,129,500 Common Shares, $1.00 par value per share, of the Company (the "Common Shares"), issuable by the Company upon the exercise of 54,966 outstanding Lynx Equity Units (the "Warrants"), and (ii) the offering from time to time by the security holder named herein (the "Selling Shareholder") of up to 4,070,500 Common Shares to be received in exchange for and cancellation of certain of the above described outstanding Warrants and a related outstanding warrant (such Common Shares being, the "Exchange Common Shares"). See "Selling Shareholder" and "Plan of Distribution." Unless the context indicates otherwise, the "Company" and "Schering-Plough" refer to Schering-Plough Corporation and its subsidiaries.

         The Warrants were issued on December 2, 1991 in connection with the issuance by the Company of zero coupon notes due December 2, 1996. The Warrants were issued in a private placement to institutional investors pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act"). The Warrants are exercisable by the holders during the ninety day period from August 23, 1996 through November 22, 1996 or such earlier period as agreed upon by the holder and the Company (the "Exercise Period"). The number of Common Shares purchasable upon exercise of each Warrant per $1,000 is 20.548 Common Shares, subject to adjustment in certain circumstances, as set forth under "Plan of Distribution." The Company will be entitled to receive proceeds of up to $54,966,000 upon exercise of the Warrants (assuming all of the Warrants are exercised for cash); however, the Warrants may be exercised on a net cash or cashless, net share basis if the Company and the holder of the Warrants so agree.

         The Exchange Common Shares will be issued in exchange for and in cancellation of certain of the outstanding Warrants and a related outstanding warrant held by the Selling Shareholder. The Selling Shareholder has advised the Company that it may sell all or a part of the Exchange Common Shares from time to time depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange ("NYSE") or other national securities exchanges on which the Common Shares are traded, in block transactions, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. The Selling Shareholder may effect transactions by selling the Exchange Common Shares to or through agents or dealers designated from time to time, and such agents or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder for whom they may act as agent. See "Selling Shareholder" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Exchange Common Shares by the Selling Shareholder.

         The Common Shares are traded on the New York Stock Exchange under the symbol "SGP." On February 9, 1996 the closing sale price of the Common Shares on the New York Stock Exchange was $58.00 per share.

            ------------------------------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            ------------------------------------------------------

         No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this Prospectus in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer, or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the securities offered pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

                The date of this Prospectus is __________, 1996

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
Available Information  . . . . . . . . . . . . . . .        3
Information Incorporated by Reference  . . . . . . .        4
The Company  . . . . . . . . . . . . . . . . . . . .        5
Use of Proceeds  . . . . . . . . . . . . . . . . . .        5
Selling Shareholder  . . . . . . . . . . . . . . . .        5
Plan of Distribution . . . . . . . . . . . . . . . .        6
Legal Matters  . . . . . . . . . . . . . . . . . . .        7


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information, with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 75 Park Place, New York, N.Y. 10007 and 500 West Madison, Suite 1400, Chicago, Illinois 60621-2511, and copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the SEC with respect to the securities to which the Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the SEC. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

         The Common Shares are traded on the NYSE and reports and proxy statements and other information concerning the Company also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                     INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by Schering-Plough with the Commission pursuant to the Exchange Act (Commission File No. 1-6571) are hereby incorporated by reference in this Prospectus:

         1. The description of Schering-Plough Common Shares contained in Schering-Plough's Registration Statement on Form 8-A dated March 16, 1979, and any amendment or report filed for the purpose of updating such description;

         2. The description of Schering-Plough's Preferred Share Purchase Rights contained in Schering-Plough's Registration Statement on Form 8-A dated July 31, 1989, and any amendment or report filed for the purpose of updating such description;

         3. Schering-Plough's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 3, 1995, as amended by the Form 10-K/A (Amendment No. 1) dated June 26, 1995 (as amended, the "1994 Schering-Plough Form 10-K");

         4. Schering-Plough's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995;

         5. The information contained in Schering-Plough's Proxy Statement dated March 24, 1995 for its Annual Meeting of Shareholders held on April 25, 1995 that has been incorporated by reference in the 1994 Schering-Plough Form 10-K; and

         6.      Schering-Plough's Current Report on Form 8-K dated June 28,
1995.

         All reports and other documents filed with the Commission by Schering-Plough pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO SCHERING-PLOUGH THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS OR HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO SCHERING-PLOUGH CORPORATION, ONE GIRALDA FARMS, MADISON, NEW JERSEY 07940, ATTENTION: WILLIAM J. SILBEY, DIRECTOR, CORPORATE LAW; (201) 822-7000.

                                  THE COMPANY

         The Company is a holding company which was incorporated in 1970. Through its subsidiaries, the Company is engaged in the discovery, development, manufacturing and marketing of pharmaceuticals and health care products worldwide. These products include prescription drugs, animal health, over-the-counter (OTC), foot care and sun care products. For further information about the business and operations of the Company, reference is made to the Company's reports incorporated herein by reference. See "Information Incorporated by Reference."

         The principal executive offices of the Company are located at One Giralda Farms, Madison, New Jersey 07940, and its telephone number is (201) 822-7000.

                                USE OF PROCEEDS

         The holders of the Warrants are not obligated to exercise the Warrants and there can be no assurance that the holders will choose to exercise all or any portion of the Warrants. In the event that all of the Warrants are exercised, the Company will be entitled to receive proceeds of up to $54,966,000 before deducting related expenses (assuming all of the Warrants are exercised); however, the Warrants may be exercised on a net cash or cashless, net share basis if the Company and the holder of the Warrants so agree.

         The Company will use any proceeds received upon exercise of the Warrants for general corporate purposes. The Company will not receive any proceeds from the sale of the Exchange Common Shares.

                              SELLING SHAREHOLDER

         An aggregate of up to 4,070,500 Exchange Common Shares may be offered and sold pursuant to this Prospectus by the Selling Shareholder. The Company has agreed to register the Exchange Common Shares under the Securities Act and maintain the effectiveness of such registration for the period ending December 31, 1996 and pay all expenses in connection therewith (other than agent or dealer discounts, concessions or commissions incurred, if any, in connection with the sale of the Exchange Common Shares and fees and expenses of counsel for the Selling Shareholder). The Exchange Common Shares have been included in the Registration Statement of which this Prospectus forms a part.

         The following table sets forth certain information with respect to the Selling Shareholder.

                            Beneficial Ownership                                Ownership
                              of the Company                  Number of      After Sale (1)(2)
Beneficial                   Prior to Sale (1)              Shares Being    Number
  Owner                      Number of Shares     Percent     Offered      of Shares     Percent
----------                  ------------------    -------   ------------   ---------     -------

Merrill, Lynch, Pierce,
Fenner & Smith, Inc.          5,373,385 (4)         1.5%      4,070,500     1,302,885 (4)   *
(3)

----------------------------

* Less than one percent (1%)

(1)   Assumes receipt of the maximum possible number of Exchange Common Shares.
(2) Assumes that all of the Exchange Common Shares are sold by the Selling Shareholder and no additional Common Shares are acquired.
(3) Merrill, Lynch, Pierce, Fenner & Smith, Inc. is a wholly owned subsidiary of Merrill Lynch & Co., Inc.
(4) Merrill, Lynch, Pierce, Fenner & Smith, Inc. owns 80,841 Common Shares (excluding the Exchange Common Shares). Other entities affiliated with Merrill Lynch & Co., Inc. nominally own an additional 1,222,044
      Common Shares as to which Merrill Lynch & Co., Inc., Merrill, Lynch, Pierce, Fenner & Smith and all such affiliated entities disclaim beneficial ownership.

                              PLAN OF DISTRIBUTION

      WARRANTS

      The Warrants were issued on December 2, 1991 in connection with the issuance by the Company of zero coupon notes due December 2, 1996. The Warrants were issued in a private placement to institutional investors pursuant to exemptions from registration under the Act.

      During the Exercise Period, each Warrant is exercisable by the holder in whole or in part on any business day through and including the last day of the Exercise Period upon notice to the Company. If a Warrant has not been exercised as to any Exchange Common Shares on or prior to the end of the Exercise Period, such Warrant will become void.

      The number of Common Shares purchasable upon exercise of each Warrant per $1,000 (the "Exercise Price") shall be 20.548 Exchange Common Shares, subject to adjustment for certain changes in the capital stock, stock dividends, rights issues, other distributions, extraordinary cash dividends and reorganization of the Company.

      Upon exercise of the Warrants, the Company will deliver Common Shares to the holder on the third business day after the relevant exercise date (the "Settlement Date"). The Common Shares will be delivered against payment (i) on a cash basis by the holder of an amount equal to the Exercise Price multiplied by the number of Warrants being exercised, plus, if the Settlement Date is to occur after a date which is four business days prior to the record date specified by the Company for any dividend with respect to the Common Shares to be received upon exercise (an ex-dividend date) but prior to the date on which such dividend is paid, an amount equal to the aggregate amount of such dividend payable on such Common Shares or (ii) on a net cash or cashless, net share basis if the Company and the holder of the Warrants so agree.

      EXCHANGE COMMON SHARES

      The Selling Shareholder may sell the Exchange Common Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or other national securities exchanges on which the Common Shares are traded, in block transactions, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. The Selling Shareholder may effect such transactions by selling the Exchange Common Shares to or through agents or dealers designated from time to time, and such agents or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of Exchange Common Shares. The Selling Shareholder and any agents or dealers that act in connection with the sale of Exchange Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of Exchange Common Shares as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

      To the extent required, the number of Exchange Common Shares to be sold, the purchase price and public offering price, the name or names of any agent or dealer, and any applicable commissions or discounts with respect to a particular offering will be set forth in a supplement to this Prospectus to be filed with the SEC pursuant to Rule 424 under the Securities Act.

      GENERAL

      The Company has agreed to indemnify the Selling Shareholder and each person who controls the Selling Shareholder, within the meaning of the Exchange Act, and the Selling Shareholder has agreed to indemnify the Company, against certain civil liabilities, including certain liabilities which may arise under the Securities Act.

      Robert P. Luciano, Chairman of the Board of the Company, is a director of Merrill Lynch & Co., Inc. ("ML&Co."). William A. Schreyer, a director of the Company, is Chairman Emeritus of the Board of ML&Co. ML&Co. and its affiliates rendered services in various capacities to the Company in connection with the private placement of the Warrants and render financial advisory and other services to the Company and its subsidiaries.


                                 LEGAL MATTERS

      The validity of the Common Shares offered in this Prospectus will be passed upon for the Company by William J. Silbey, Director, Corporate Law of the Company, One Giralda Farms, Madison, New Jersey 07940.


                                    EXPERTS

      The financial statements and related financial statement schedule incorporated in this prospectus by reference from Schering-Plough's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses in connection with the offering are as follows:

             Registration Fee  . . . . . . . . . . . . . . . . $101,310
             Legal Fees and Expenses . . . . . . . . . . . . . $  5,000
             Blue Sky Qualification Fees and Expenses. . . . . $  5,000
             Printing Fees . . . . . . . . . . . . . . . . . . $  5,000
             Miscellaneous . . . . . . . . . . . . . . . . . . $  5,000
                                                               --------
             Total . . . . . . . . . . . . . . . . . . . . . . $121,310


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

      The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

      The Registrant's Certificate of Incorporation provides that, directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

      The Certificate of Incorporation of the Registrant also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Registrant or of any constituent corporation absorbed by the Registrant in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Registrant. The right to indemnification created by the Certificate of Incorporation shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

      The Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding any and liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The Registrant maintains such insurance on behalf of its directors and officers.

      The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the Registrant's Certificate of Incorporation.


ITEM 16.  EXHIBITS

      The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

Exhibits       Description
--------       -----------
4.1            Schering-Plough Corporation's Certificate of Incorporation, as amended and currently in effect, filed as Exhibit 3(i)
               to Schering-Plough Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 1-6571), is incorporated herein by reference.

4.2            Schering-Plough Corporation's By-Laws, as amended effective January 1, 1996 and currently in effect.

4.3            Rights Agreement, dated as of July 25, 1989, between Schering-Plough Corporation and The Bank of New York, filed as
               Exhibit 4 to Schering-Plough Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989 (File
               No. 1-6571), is incorporated herein by reference.

5              Opinion of William J. Silbey, Esq., Director, Corporate Law.

23.1           Consent of William J. Silbey, Esq., Director, Corporate Law (included with Exhibit 5 hereof).

23.2           Consent of Deloitte & Touche LLP.

24.1           Power of Attorney (included with the signature pages to this Registration Statement).


ITEM 17.  UNDERTAKINGS

            (a)   The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madison, State of New Jersey, on February 12, 1996.


                                                   SCHERING-PLOUGH CORPORATION
                                                   (Registrant)


                                                   By /s/ Richard J. Kogan
                                                      -----------------------
                                                   Name: Richard J. Kogan
                                                   Title: President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack L. Wyszomierski, and Thomas H. Kelly, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 1996.


         Signatures                        Title
         ----------                        -----

/s/ Robert P. Luciano                      Chairman of the Board, Chairman
-----------------------------              of the Executive Committee, and
Robert P. Luciano                          Director



/s/ Richard J. Kogan                       President and Chief Executive
-----------------------------              Officer, and Director (Principal
Richard J. Kogan                           Executive Officer)



/s/ Hugh A. D'Andrade                      Vice Chairman of the Board and
-----------------------------              Chief Administrative
Hugh A. D'Andrade                          Officer, and Director


/s/ Jack L. Wyszomierski                   Executive Vice President and
-----------------------------              Chief Financial Officer
Jack L. Wyszomierski                       (Principal Financial Officer)



/s/ Thomas H. Kelly                        Vice President and Controller
-----------------------------              (Principal Accounting Officer)
Thomas H. Kelly

        Signatures                         Title
        ----------                         -----

/s/ Hans W. Becherer                       Director
-----------------------------
Hans W. Becherer


/s/ David C. Garfield                      Director
-----------------------------
David C. Garfield


/s/ Regina E. Herzlinger                   Director
-----------------------------
Regina E. Herzlinger


/s/ H. Barclay Morley                      Director
-----------------------------
H. Barclay Morley


/s/ Carl E. Mundy, Jr.                     Director
-----------------------------
Carl E. Mundy, Jr.


/s/ Richard de J. Osborne                  Director
-----------------------------
Richard de J. Osborne


/s/ Patricia F. Russo                      Director
-----------------------------
Patricia F. Russo


/s/ William A. Schreyer                    Director
-----------------------------
William A. Schreyer


/s/ Robert F. W. van Oordt                 Director
-----------------------------
Robert F. W. van Oordt


/s/ R. J. Ventres                          Director
-----------------------------
R. J. Ventres


/s/ James Wood                             Director
-----------------------------
James Wood

                               INDEX TO EXHIBITS

                                                                           Sequentially
Exhibits        Description                                                Numbered Page
--------        -----------                                                -------------
4.2             Schering-Plough Corporation's By-Laws, as amended
                effective January 1, 1996 and currently in effect.

5               Opinion of William J. Silbey, Esq., Director,
                Corporate Law.

23.1            Consent of William J. Silbey, Esq., Director,
                Corporate Law (included with Exhibit 5 hereof).

23.2            Consent of Deloitte & Touche LLP.